Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-239847) and Form S-8 (Nos. 333-280649, 333-278317, 333-278318, 333-197694, 333-163907, 333-132140, 333-118524) of Elite Pharmaceuticals, Inc. of our reports dated June 30, 2025, with respect to the consolidated financial statements of Elite Pharmaceuticals, Inc., included in this Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ Forvis Mazars, LLP

Iselin, NJ June 30, 2025